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                                                                   EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Summit Bancorp:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Summit Bancorp, of our report dated February 2, 1996 on the 1995 consolidated financial statements of Summit Bancorp, which report is included in and incorporated by reference in the Annual Report on Form 10-KSB of Summit Bancorp, for the year ended December 31, 1995.

                                             Crowe, Chizek and Company LLP

Columbus, Ohio                               /s/ Crowe, Chizek and Company LLP
August 15, 1996